Exhibit 10.1

AMENDED AND RESTATED Contribution Agreement

This Amended and Restated Contribution Agreement (this “Agreement”) dated as of October 11, 2023 by and between Ocean Biomedical, Inc., a Delaware corporation (“Participant”), Virion Therapeutics, LLC, a Delaware limited liability company (“JV Company”), and Poseidon Bio, LLC, a Delaware limited liability company (“Poseidon”). Each of Participant, JV Company may be referred to individually as a “Party”, and collectively as the “Parties.”

WHEREAS, Participant is impressed with JV Company’s development of Virion’s Intelligent and Adaptable CD8+ T cell-based Immunotherapy (VIACT) platform that combines genetically encoded checkpoint modifiers, with intelligently selected and optimized target antigens, and the JV’s robust pipeline, including its clinical stage program, and Participant believes that it can provide financial, technical and operational assistance to further JV Company’s growth and further development of VIACT and other exciting areas of cutting-edge medicine, and further expansion of its research and clinical stage programs.

WHEREAS, JV Company believes Participant can provide financial, technical and operational assistance to further JV Company’s development, and believes that, through their collaboration, Participant and JV Company can grow JV Company’s current perceived equity value of $50 million to an anticipated post-money valuation of $100 million or greater.

WHEREAS, JV Company and Participant entered into a Contribution Agreement dated October 6, 2023 (the “Original Agreement”), but did not close that transaction.

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety to, among other things, clarify that a portion of the Initial Contributed Assets (as defined below) may be contributed to JV Company by Poseidon, a significant Company stockholder, as a means to transfer and convey shares of Participant Common to JV Company that are already issued and outstanding as of the Effective Date.

WHEREAS, to facilitate a collaboration between Participant and JV Company, JV Company desires to sell to Participant, and Participant desires to purchase from JV Company, one (1) “Ocean Class” membership unit of JV Company (the “Ocean Unit”), with the rights, preferences, privileges, restrictions and obligations set forth in JV Company’s Second Amended and Restated Limited Liability Company Operating Agreement, dated as of the Closing Date and attached hereto as Exhibit A, including the Virion Joint Venture Executive Committee Charter attached thereto (the “LLC Agreement”), on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1. Initial Contribution & CLOSING

Section 1.1. Initial Contribution of Assets. Upon the terms and subject to the conditions of this Agreement, Participant shall contribute to JV Company, at Participant’s sole discretion, either (a) $4,100,000 (the “Initial Cash Contribution”) in cash at Closing, or (b) 750,000 shares of Participant Common Stock, 250,000 shares of which to be transferred to JV Company from Poseidon within five business days of Closing (the “Closing Shares”), and the remaining 500,000 shares to be issued to JV Company by Participant on November 30, 2023 (collectively, the “Initial Share Contribution”), with such contribution being the “Initial Contributed Assets”. All proceeds derived from the Initial Contribution Assets shall be used to further JV Company’s operations and development.

Section 1.2. Post-Closing True-Up. In the event (i) Participant elects to contribute the Initial Share Contribution as the Initial Contributed Assets, (ii) JV Company fully liquidates the Initial Contributed Assets prior to the True-Up Date (the “Initial Share Liquidation”), and (iii) such Initial Share Liquidation yields gross cash receipts less than $4,100,000, Participant shall contribute assets to JV Company the value of which shall equal the amount by which the gross cash receipts of the Initial Share Liquidation is less than $4,100,000, if any (the “True-Up Contribution”). The True-Up Contribution shall be made to JV Company within three (3) business days following the True-Up Date, and shall be in the form of cash, or at the election of Participant, shares of Participant Common Stock. In the event Participant elects to make the True-Up Contribution in the form of common stock, the number of shares of Participant Common Stock to be contributed shall equal the quotient of (a) the True-Up Contribution, divided by (b) the Closing Average Trading Price. All proceeds derived from the True-Up Contribution shall be used to further JV Company’s operations and development. For the avoid

Section 1.3. Consideration. Upon the terms and subject to the conditions of this Agreement, including without limitation the satisfaction or waiver of the closing conditions set forth in Section 1.6, at Closing, JV Company shall issue and sell to Participant, and Participant agrees to accept from JV Company, the Ocean Unit in consideration for the Initial Contributed Assets, as well as the other contributions and considerations outlined in Section 1.2 and ARTICLE 3 in this Agreement, including but not limited to any Additional Contributed Assets.

Section 1.4. Closing. Unless otherwise agreed to by Participant and JV Company or unless this Agreement shall have been terminated in accordance with ARTICLE 5, the closing of the transactions contemplated by this Agreement (the “Closing”) will occur on the date that is two (2) Business Days following the satisfaction or waiver of the conditions set forth in Section 1.6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), or such other date as Participant and JV Company shall agree in writing, unless this Agreement has been theretofore terminated pursuant to its terms. The date upon which the Closing actually occurs is referred to as the “Closing Date.”

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Section 1.5. Delivery. At the Closing:

(a) Participant and Poseidon shall deliver to JV Company (i) notice as to whether Participant elects to contribute the Initial Cash Contribution or the Initial Share Contribution as the Initial Contributed Assets, (ii) the Closing Shares, (iii) fully executed documents evidencing the conveyance of the Closing Shares that comprise the Initial Contributed Assets if Participant elects to contribute the Initial Share Contribution as the Initial Contributed Assets, including but not limited to a bill of sale and other assignment and/or assumption documents (collectively, the “Conveyance Documents”), and (iv) an executed counterpart signature page to the LLC Agreement.

(b) JV Company shall deliver to Participant (i) one or more certificates, if certificated, or evidence of a book-entry designation if not certificated, representing the Ocean Unit to be purchased at the Closing; and (ii) an executed counterpart signature page to the LLC Agreement.

Section 1.6. Conditions to Closing.

(a) The obligations of Participant to consummate the Closing are subject to the satisfaction (or waiver by Participant in writing) of the following conditions as of the Closing Date:

(1) The representations and warranties set forth in Section 2.2 will be true and correct in all respects at and as of the time of the Closing, as if made on the Closing Date and the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (other than those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(2) JV Company will have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing;

(3) No judgment, decree, injunction or order of any Government Authority of competent jurisdiction shall be in effect as of the Closing that restrains or prevents the consummation of the transactions contemplated by this Agreement, and there shall not be any legal requirement enacted or deemed applicable to this Agreement that makes consummation of the transactions contemplated by this Agreement illegal;

(4) No action or proceeding shall be pending before any Government Authority seeking a judgment, decree, injunction or order that would restrain or prevent the consummation of the Closing, other than any action or proceeding brought or filed by Participant;

(5) Completion of third quarter 2023 operations for Participant;

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(6) JV Company will have obtained the affirmative votes of its members necessary to approve and adopt the LLC Agreement, effective immediately following the Closing; and

(7) JV Company will have achieved the milestone of the VRON-0200 Clinical Study such that it is open and actively enrolling participants.

(b) The obligations of JV Company to consummate the Closing are subject to the satisfaction (or waiver by JV Company in writing) of the following conditions as of the Closing Date:

(1) The representations and warranties set forth in Section 2.1 will be true and correct in all respects at and as of the time of the Closing, as if made on the Closing Date and the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (other than those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects);

(2) Participant will have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing;

(3) No judgment, decree, injunction or order of any Government Authority of competent jurisdiction shall be in effect as of the Closing that restrains or prevents the consummation of the transactions contemplated by this Agreement, and there shall not be any legal requirement enacted or deemed applicable to this Agreement that makes consummation of the transactions contemplated by this Agreement illegal; and

(4) No action or proceeding shall be pending before any Government Authority seeking a judgment, decree, injunction or order that would restrain or prevent the consummation of the Closing.

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ARTICLE 2. Representations and Warranties

Section 2.1. Representations and Warranties of Participant. As a material inducement to JV Company to enter into this Agreement, Participant hereby represents and warrants that the statements contained in this Section 2.1 are true and correct as of the date of this Agreement and as of the Closing Date:

(a) Organization. Participant is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or lease its properties and assets and to carry on its business as currently conducted.

(b) Authorization. Participant has full corporate power and authority to enter into, execute and deliver this Agreement and other related documents and agreements referenced herein to be entered into, executed and delivered by Participant (the “Participant Related Agreements”), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Participant of this Agreement and the Participant Related Agreements, the consummation by Participant of the transactions contemplated hereby and thereby, and the performance by Participant of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite corporate action of Participant, including without limitation Participant’s board of directors, and no other corporate proceedings on the part of Participant are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder. This Agreement and the Participant Related Agreements have been duly and validly executed and delivered by Participant and (assuming due authorization, execution and delivery by JV Company of this Agreement and the Transaction Documents) constitutes a legal, valid and binding obligation of Participant, enforceable against Participant in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

(c) Capitalization.

(1) The authorized capital stock of the Participant consists of 300,000,000 shares of common stock, par value $0.0001 (“Participant Common Stock”), of which 34,087,201 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001, none of which are issued and outstanding. Each Contribution Share has been duly authorized, and when issued or transferred in accordance with this Agreement, will be validly issued, fully paid and non-assessable. Upon consummation of the transactions contemplated by this Agreement, JV Company shall own any Contribution Shares issued under this Agreement, free and clear of all Encumbrances.

(2) All of the Contribution Shares will be issued or transferred in compliance with applicable Laws. None of the Contribution Shares will be issued or transferred in violation of any agreement, arrangement or commitment to which Participant or Poseidon is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(3) There are, and upon Closing will be, no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Contribution Shares, excepts as contemplated by the JV Company’s LLC Agreement.

(d) Compliance with Laws. The Participant has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

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(e) Non-Contravention.

(1) The execution, delivery and performance by Participant of this Agreement, the Participant Related Agreements, and the consummation by Participant of the transactions contemplated hereby and thereby do not and will not (with or without notice or lapse of time, or both):

(i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Participant;

(ii) contravene, conflict with, or result in a violation or breach of any provision of any Law or Order;

(iii) result in the imposition or creation of any Lien on, or with respect to, any of the Contribution Shares; or

(iv) require the consent, notice or action of any Person under any agreement, arrangement or understanding that would cause or result in a breach, default, event of default, or result in the termination, modification, cancellation or acceleration of an obligation of the Participant or create in any Person the right to accelerate, terminate, modify or cancel any agreement, arrangement or understanding to which Participant is a party or bound by.

(2) The execution, delivery and performance of this Agreement and the Participant Related Agreements by Participant and the consummation of the transactions contemplated hereby by JV Company and Poseidon do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority.

(f) Title. Participant and/or Poseidon has good, valid and marketable title to the Contribution Shares, free and clear of any Liens. Upon the sale, conveyance, transfer, assignment and delivery of the Contribution Shares in accordance with this Agreement, JV Company will acquire good, valid and marketable title to the Contribution Shares, free and clear of any Liens.

(g) Securities Representations.

(1) Participant has not been formed for the primary purpose of acquiring the Ocean Unit and is purchasing the Ocean Unit for Participant’s own account, with the intention of holding the Ocean Unit for investment, with no present intention of dividing, or allowing others to participate in, this investment, or of reselling, or otherwise participating directly or indirectly in a distribution of, the Ocean Unit. Participant will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Ocean Unit (or solicit any offers to buy or otherwise acquire any the Ocean Unit), except in compliance with the Securities Act of 1933, as amended (the “Securities Act”). Participant confirms, understands and accepts that the Ocean Unit is a “restricted security” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the Participant may dispose of the Ocean Unit only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the Participant understands, confirms and accepts that the JV Company has no obligation or intention to register any of the Ocean Unit or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder), and accordingly, the Participant will not sell, assign, pledge, give, transfer, or otherwise dispose of the Ocean Unit or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and all applicable requirements of state securities laws. The Participant further confirms, understands and accepts that the Ocean Unit is subject to additional restrictions on transfer set forth in the LLC Agreement, and that the JV Company and its affiliates shall not be required to give effect to any purported transfer of the Ocean Unit, except upon compliance with the foregoing restrictions.

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(2) Participant is an “accredited investor” (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of such investment, including the ability to afford holding the Ocean Unit for an indefinite period or to afford a complete loss of this investment.

(3) Participant understands that no federal or state agency has made any finding or determination regarding the fairness of the offering of the Ocean Unit for investment, or any recommendation or endorsement of the offering of the Ocean Unit.

(4) All documents, records and books pertaining to an investment in the Ocean Unit have been made available for inspection by the Participant and the attorney, accountant, financial and other advisers of the Participant.

(h) Information Concerning the Company.

(1) The Participant confirms that it is not relying on any communication (written or oral) of JV Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Ocean Unit.

(2) The Participant is familiar with the business and financial condition and operations of JV Company. The Participant has had access to such information concerning JV Company and the Ocean Unit as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Ocean Unit.

(i) Non-Reliance.

(1) The Participant represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of JV Company, as investment advice or as a recommendation to purchase the Ocean Unit, it being understood that any information and explanations related to the terms and conditions of the Ocean Units and the other Transaction Documents provided by JV Company shall not be considered investment advice or a recommendation to purchase the Ocean Unit.

(2) In deciding to purchase the Ocean Unit, the Participant is not relying on the advice or recommendations of JV Company and the Participant has made its own independent decision that the investment in the Ocean Unit is suitable and appropriate for the undersigned.

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Section 2.2. Representations and Warranties of JV Company. As a material inducement to Participant and Poseidon to enter into this Agreement, JV Company hereby represents and warrants the following:

(a) Organization. JV Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all limited liability power and authority necessary to own or lease its properties and assets and to carry on its business as currently conducted.

(b) Authorization. JV Company has the limited liability power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (the “JV Company Related Agreements”). The execution, delivery and performance by JV Company of this Agreement and the JV Company Related Agreements, and the consummation by JV Company of the transactions contemplated hereby have been duly and validly authorized by any governing body or any holders of equity securities of JV Company, if applicable, and no other limited liability company proceedings on the part of JV Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder. This Agreement and the JV Company Related Agreements have been duly and validly executed and delivered by JV Company and (assuming due authorization, execution and delivery by Participant of this Agreement and the Transaction Agreements) this Agreement constitutes the legal, valid and binding agreement of JV Company, enforceable against JV Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

(c) Non-Contravention.

(1) The execution, delivery and performance by JV Company of this Agreement, the JV Company Related Agreements, and the consummation of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both):

(i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of organization or limited liability company operating agreement of JV Company;

(ii) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order; or

(iii) result in the imposition or creation of any Lien on, or with respect to, any of the Contribution Shares.

(2) The execution, delivery and performance of this Agreement and the JV Company Related Agreements by JV Company and the consummation of the transactions contemplated hereby by JV Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority.

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(d) Exempt Offering. The offer, issuance, sale and delivery of the Ocean Unit, as provided in this Agreement, is exempt from the registration requirements of the Securities Act and all applicable state securities laws and are otherwise in compliance with such laws. Neither JV Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of JV Company under circumstances which would require the integration of such offering with the offering of the Ocean Unit under the Securities Act) which might subject the offering, issuance or sale of the Ocean Unit to the registration requirements of the Securities Act.

(e) Intellectual Property.

(1) Schedule 2.2(e)(1)(A) sets forth: (i) all U.S. and foreign registered patents, trademarks, copyrights and internet assets and applications owned or licensed by JV Company or otherwise used or held for use by JV Company in which JV Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered intellectual property owned or purported to be owned by JV Company. Schedule 2.2(e)(1)(B) sets forth all intellectual property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $20,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which JV Company is a licensee or otherwise is authorized to use or practice any intellectual property, and describes (A) the applicable intellectual property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from JV Company, if any. JV Company owns, free and clear of all Liens, has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all intellectual property currently used, licensed or held for use by JV Company, and previously used or licensed by JV Company, except for the intellectual property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending patent application fails to identify all pertinent inventors, and for each patent and patent application in the Company Registered IP, JV Company has obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 2.2(e)(1)(C), all Company Registered IP is owned exclusively by JV Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and JV Company has recorded assignments of all Company Registered IP.

(2) JV Company has a valid and enforceable license to use all intellectual property that is the subject of the Company IP Licenses applicable to JV Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate JV Company as presently conducted. JV Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and JV Company is not, nor is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by JV Company of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of JV Company. All registrations for copyrights, patents, trademarks and internet assets that are owned by or exclusively licensed to JV Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all applications to register any copyrights, patents and trademarks are pending and in good standing, all without challenge of any kind. JV Company is not party to any contract that requires JV Company to assign to any Person all of its rights in any intellectual property developed by JV Company under such contract.

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(3) Schedule 2.2(e)(3) sets forth all licenses, sublicenses and other agreements or permissions under which JV Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable intellectual property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to JV Company, if any. JV Company has performed all obligations imposed on it in the Outbound IP Licenses, and JV Company is not, nor is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(4) No Action is pending or threatened against JV Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any intellectual property currently owned, licensed, used or held for use by JV Company, nor is there any reasonable basis for any such action. JV Company has not received any written or oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the intellectual property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of JV Company, nor is there a reasonable basis therefor. There are no orders to which JV Company is a party or its otherwise bound that (i) restrict the rights of JV Company to use, transfer, license or enforce any intellectual property owned by JV Company, (ii) restrict the conduct of the business of JV Company in order to accommodate a third Person’s intellectual property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any intellectual property owned by JV Company. JV Company is not currently infringing, nor has it, in the past, infringed, misappropriated or violated any intellectual property of any other Person in any material respect in connection with the ownership, use or license of any intellectual property owned or purported to be owned by JV Company or otherwise in connection with the conduct of the respective businesses of JV Company. No third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any intellectual property owned, licensed by, licensed to, or otherwise used or held for use by JV Company (“Company IP”) in any material respect.

(5) All officers, directors, employees and independent contractors of JV Company have assigned to JV Company all intellectual property arising from the services performed for JV Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of JV Company have claimed any ownership interest in any intellectual property owned by JV Company. There has been no violation of JV Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure contract relating to the intellectual property owned by JV Company. None of the employees of JV Company are obligated under any contract, or subject to any order, that would materially interfere with the use of such employee’s best efforts to promote the interests of JV Company, or that would materially conflict with the business of JV Company as presently conducted or contemplated to be conducted. JV Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

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(6) No Person has obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of JV Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by JV Company. JV Company has complied in all material respects with all applicable laws and contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of JV Company has not and does not violate any right to privacy or publicity of any third person or constitute unfair competition or trade practices under applicable Law.

(7) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any contract providing for the license or other use of intellectual property owned by JV Company, or (ii) any Company IP License. Following the Closing, JV Company shall be permitted to exercise, directly or indirectly through its subsidiaries, all of JV Company’s rights under such contracts or Company IP Licenses to the same extent that JV Company would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which JV Company would otherwise be required to pay in the absence of such transactions.

(f) Capitalization.

(1) JV Company is authorized to issue (i) 6,000,000 Class A Units, 6,000,000 of which Class A are issued and outstanding, (ii) 1,315,789 Class B Units, 1,315,789 of which are issued and outstanding, (iii) 7,875,465 Class C Units, 1,220,000 of which are issued and outstanding, and (iv) 11,354,707 Preferred Units (5,768,129 of which are designated Preferred Units – Series A-2) of which 5,586,578 Preferred Units and 4,826,140 Preferred Units – Series A-2 are issued and outstanding. Prior to giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding Units and other equity interests of the Company are set forth on Schedule 2.2(f)(1), along with the beneficial and record owners thereof. All of the outstanding Units and other equity interests of JV Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware Limited Liability Company Act, any other applicable law, JV Company limited liability company agreement or any contract to which JV Company is a party or by which it or its securities are bound. JV Company holds no Units or other equity interests of JV Company in its treasury. None of the outstanding Units or other equity interests of JV Company were issued in violation of any applicable securities laws. The rights, privileges and preferences of the Preferred Units are as stated in JV Company’s current limited liability company agreement.

(2) Other than as set forth on Schedule 2.2(f)(2), there are no JV Company convertible securities, or preemptive rights or rights of first refusal or first offer, nor are there any contracts, commitments, arrangements or restrictions to which JV Company or any of its members are a party or bound relating to any equity securities of JV Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to JV Company. Except as set forth on Schedule 2.2(f)(2), there are no voting trusts, proxies, member agreements or any other agreements or understandings with respect to the voting of JV Company’s equity interests. Except as set forth in JV Company’s current limited liability company agreement, there are no outstanding contractual obligations of JV Company to repurchase, redeem or otherwise acquire any equity interests or securities of JV Company, nor has JV Company granted any registration rights to any Person with respect to JV Company’s equity securities. All of JV Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of JV Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of JV Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

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(g) Non-Reliance. JV Company acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, operations, assets, liabilities, properties and securities of Participant. In making its determination to proceed with the transactions contemplated in this Agreement, JV Company has relied solely on (a) the results of its own independent investigation of publicly available information and (b) the representations and warranties of Participant expressly and specifically set forth in this Agreement. Such representations and warranties by Participant constitute the sole and exclusive representations and warranties of Participant to JV Company in connection with the transactions contained in this Agreement, and JV Company understands, acknowledges, and agrees that all other representations and warranties of any kind or nature, express or implied, are specifically disclaimed by JV Company.

Section 2.3. Representations and Warranties of Poseidon. As a material inducement to JV Company to enter into this Agreement, Participant hereby represents and warrants that the statements contained in this Section 2.3 are true and correct as of the date of this Agreement and as of the Closing Date:

(a) Organization. Poseidon is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all limited liability company power and authority necessary to own or lease its properties and assets and to carry on its business as currently conducted.

(b) Authorization. Poseidon has full corporate power and authority to enter into, execute and deliver this Agreement and other related documents and agreements referenced herein to be entered into, executed and delivered by Poseidon (the “Poseidon Related Agreements”), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Poseidon of this Agreement and the Poseidon Related Agreements, the consummation by Poseidon of the transactions contemplated hereby and thereby, and the performance by Poseidon of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite limited liability company action of Poseidon, including without limitation Poseidon’s managers, and no other limited liability company proceedings on the part of Poseidon are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or to perform its obligations hereunder. This Agreement and the Poseidon Related Agreements have been duly and validly executed and delivered by Poseidon and (assuming due authorization, execution and delivery by JV Company and Participant of this Agreement and the Transaction Documents) constitutes a legal, valid and binding obligation of Poseidon, enforceable against Poseidon in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights generally and by general principles of equity.

(c) Compliance with Laws. Poseidon has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

(d) Non-Contravention.

(1) The execution, delivery and performance by Poseidon of this Agreement, the Poseidon Related Agreements, and the consummation by Poseidon of the transactions contemplated hereby and thereby do not and will not (with or without notice or lapse of time, or both):

(i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Poseidon;

(ii) contravene, conflict with, or result in a violation or breach of any provision of any Law or Order;

(iii) result in the imposition or creation of any Lien on, or with respect to, any of the Contribution Shares; or

(iv) require the consent, notice or action of any Person under any agreement, arrangement or understanding that would cause or result in a breach, default, event of default, or result in the termination, modification, cancellation or acceleration of an obligation of the Poseidon or create in any Person the right to accelerate, terminate, modify or cancel any agreement, arrangement or understanding to which Poseidon is a party or bound by.

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(2) The execution, delivery and performance of this Agreement and the Poseidon Related Agreements by Poseidon and the consummation of the transactions contemplated hereby by JV Company and Participant do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority.

(e) Title. Poseidon has good, valid and marketable title to the shares of Participant Common Stock it is delivering to JV Company as Initial Contributed Shares, free and clear of any Liens. Upon the sale, conveyance, transfer, assignment and delivery of the shares of Participant Common Stock Poseidon is delivering to JV Company as Initial Contributed Shares in accordance with this Agreement, JV Company will acquire good, valid and marketable title to said shares, free and clear of any Liens.

ARTICLE 3. Covenants

Section 3.1. Post-Closing Capital Raise. Upon Closing, each of Participant and JV Company shall immediately begin collaborating with the other, each using its reasonable best efforts, to raise necessary capital for JV Company (“Interim Financing”). Participant and JV Company acknowledge and agree that, at the time of this Agreement, it is expected that JV Company will need a minimum of $10,000,000 in Interim Financing in 2023 to be able to satisfy JV Company’s near-term milestones and study activities. In the event Interim Financing results in a dilutive effect to JV Company, the members of JV Company post-Closing, including Participant, shall be diluted on a pro rata basis.

Section 3.2. Go-Public Transaction. At a reasonable time after Closing, giving consideration to JV Company’s developmental and operational successes, and the overall market conditions, particularly in regard to go-public transactions, Participant and JV Company shall begin collaborating, using their collective reasonable best efforts, to pursue an initial public offering, de-SPAC or other go-public transaction of JV Company equity (“Public Transaction”). Participant shall control the coordination of the Public Transaction process, including the retention of investment banks, underwriters, legal advisors and auditors necessary for the completion of the Public Transaction (“Transaction Advisors”). Participant shall be solely responsible for the expenses related to Transaction Advisors (it being acknowledged by the Parties that such expenses are estimated to be up to, but may exceed, $3,000,000), other than expenses contingent on a successful closing of a Public Transaction (e.g., underwriting expenses, but not any legal, financial advisory, accounting or auditing fees of any party participating in such Public Transaction). Participant and JV Company agree that the end of the first quarter of 2024 shall be the target closing date for a Public Transaction.

Section 3.3. Down-Side Risk Protection. In the event of a successful Public Transaction or Company Sale in which the estimated aggregate pre-money equity value of the pre-Closing members of JV Company’s collective membership interests (“Legacy Ownership”) is less than $50,000,000, the LLC Agreement shall be deemed automatically amended prior to the closing of the applicable Public Transaction or Company Sale by reducing the Ocean Ownership Percentage to the higher amount of: (i) the highest Ocean Ownership Percentage that would result in a pre-money equity valuation of the Legacy Ownership of $50,000,000; or (ii) twenty-five percent (25%).

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Section 3.4. Clinical Trial/R&D Support. Prior to closing on Interim Financing (as outlined in Section 3.1), and with the written consent of JV Company’s Executive Committee, Participant may, contribute cash or shares of Participant Common Stock (“Additional Contributed Assets”) to JV Company, as needed, to further JV Company’s clinical trial and R&D processes. Additionally, Participant agrees, upon JV Company’s reasonable request, to provide JV Company reasonable access to Participant personnel to provide high-level guidance and assistance with JV Company’s operation activities, including, but not limited to, office, administrative, IR, external communications, and other relevant services (independent of the Go-Public Transaction activities and expenses outlined in Section 3.2), (it being acknowledged by the Parties that such in-kind services are estimated to be valued at approximately $3,000,000).

Section 3.5. Registration of Contribution Shares.

(a) Initial Contributed Assets. In the even Participant elects to contribute the Initial Share Contribution as the Initial Contributed Assets, promptly after Closing, Participant shall file an S-1 registration statement pursuant to which any Contribution Shares that comprises the Initial Contributed Assets that are not currently registered will be registered under the Securities Act with the Securities and Exchange Commission (the “SEC”) promptly after issuance or transfer, as applicable. Participant shall use its best efforts to cause such registration statement to be declared effective as soon as practicable following the filing.

(b) True-Up, Additional Contributed Assets and Poseidon Shares. Participant shall include the Contribution Shares that comprises the True-Up or Additional Contributed Assets as well as the Poseidon Shares in the first S-1 registration statement Participant files subsequent to the issuance of such Contribution Shares or Poseidon Shares pursuant to which the such shares will be registered under the Securities Act with the SEC.

(c) Liquidation Restrictions. Once a registration statement is declared effective by the SEC, the Contribution Shares subject to that registration statement shall be freely tradable, subject to the Participant’s Insider Trading Policy, as it may be amended from time to time, and subject to the trading volume and other restrictions set forth on Exhibit B, attached hereto.

(d) Maintenance of Registration Statements. Participant shall use reasonable best efforts to maintain the effectiveness of registration statements to which the Contribution Shares are subject (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant.

Section 3.6. Retention of Pre-JV Virion Core Consultants and Strategic Partners. Other than capital or investment activities that will be developed and initiated de novo as part of this Agreement, all of JV Company’s current contracts, including, but not limited to master service agreements, strategic collaboration agreements, and core consulting services agreements that were in place and without dispute, or default, prior to this Agreement, shall remain in place and not be terminated or otherwise cancelled unless for good reason as determined by JV Company’s Board of Directors.

Section 3.7. Issuance of Shares to Poseidon. On November 30, 2023, Participant shall issue Poseidon 250,000 shares of Participant Common Stock (“Poseidon Shares”).

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ARTICLE 4. SURVIVAL

The representations and warranties shall survive any investigation made by any Party hereto and the Closing indefinitely. All covenants and agreements made herein shall survive the Closing indefinitely or for any period explicitly referenced therein.

ARTICLE 5. TERMINATION, DEFAULT AND DISPUTE RESOLUTION

Section 5.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of Participant and JV Company;

(b) by written notice by Participant if any of the conditions to the Closing set forth in Section 1.6(a) have not been satisfied or waived by the Outside Date;

(c) by written notice by JV Company if any of the conditions to the Closing set forth in Section 1.6(b) have not been satisfied or waived by the Outside Date;

(d) by written notice by either Participant or JV Company if a Governmental Authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1 shall not be available to a Party if the failure by such Party to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(e) by written notice by JV Company to Participant, if (i) there has been a breach by Participant or Poseidon of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Participant or Poseidon shall have become untrue or inaccurate, in any case, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) fifteen (15) days after written notice of such breach or inaccuracy is provided to Participant and Poseidon or (B) the Outside Date; provided, that JV Company shall not have the right to terminate this Agreement pursuant to this Section 5.1(e) if at such time JV Company is in material uncured breach of this Agreement; and

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(f) by written notice by Participant to JV Company, if (i) there has been a breach by JV Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) fifteen (15) days after written notice of such breach or inaccuracy is provided to JV Company or (B) the Outside Date; provided, that Participant shall not have the right to terminate this Agreement pursuant to this Section 5.1(f) if at such time Participant or Poseidon is in material uncured breach of this Agreement.

Section 5.2. Events Constituting Default. Any of the following events shall constitute a default by either Participant, Poseidon or JV Company:

(a) The failure to make when due any contribution required to be made under the terms of this Agreement, and continuing that failure for a period of 60 days after written notice of the failure;

(b) The violation of any of the other provisions of this Agreement and failure to remedy or cure that violation within 15 days after written notice of the violation from either Party;

(c) The making of an assignment for benefit of creditors or the entry of an order for relief under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any of its states; and

(d) The bringing of any legal action against either Party, by a creditor, resulting in litigation that, in the opinion of either Party creates a real and substantial risk of involvement of the other Party.

Section 5.3. Arbitration. Any dispute or controversy arising out of or relating to this Agreement, including the interpretation, validity or invalidity, breach, or performance thereof, shall be resolved in accordance with this Section 5.3. Unless exigent circumstances shall not permit, before commencing any proceeding or demand for arbitration, the initiating Party shall send a written notice to the opposing Party or Parties identifying the dispute. A senior executive or other authorized representative of each Party shall meet in person within thirty days of receipt of such notice to attempt to resolve the dispute. If the dispute has not been resolved within such thirty-day period, it shall be determined exclusively by final and binding arbitration conducted in Chicago, Illinois by the American Arbitration Association under its Commercial Rules then in effect. The fact of, all proceedings in, and any information disclosed in the arbitration shall be strictly confidential, except as necessary to confirm, vacate, or enforce any award, as required to be disclosed by law, or as independently in the public domain without fault of the disclosing Party. The arbitrator(s) shall have the authority to render an early disposition of any issues of fact or law after the Parties have had a reasonable period of time after notice to make submissions on those issues. The right and obligation to arbitrate under this Section 5.3 shall extend to any claim by or against any subsidiary or affiliate of a Party to this Agreement. The non-prevailing Party shall pay the arbitration fees and any costs of the prevailing Party, including reasonable attorney’s fees.

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ARTICLE 6. Certain Definitions

As used in this Agreement the following terms shall have the meanings set forth below:

“Company Sale” means any of the following:

(i) Any sale of equity, reorganization, consolidation or other transaction in which any Person, directly or indirectly, becomes the beneficial owner of at least fifty percent (50%) of the membership interests in JV Company;

(ii) Any direct or indirect sale or transfer of substantially all of the assets of JV Company;

(iii) A plan of liquidation or when an agreement for the sale on liquidation is legally approved and completed; and

(iv) The JV Company’s board of directors or empowered managing committee determines and declares that a Company Sale has occurred, irrespective of any occurrences described above.

“Closing Average Trading Price” means the average closing price of Ocean Biomedical, Inc. common stock (OCEA:NASDAQ) for the ten (10) trading days immediately prior to the True-Up Date.

“Contribution Shares” means any shares of Participant Common Stock issued as Initial Contributed Assets, True-Up or Additional Contributed Assets.

“Governmental Authority” means any national, state or local, domestic or foreign or international, government or any judicial, legislative, executive, administrative or regulatory authority, tribunal, agency, body, entity or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign or international.

“Law” means any statute, law, ordinance, rule, regulation or requirement of a Governmental Authority.

“Lien” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

“Order” means any order, judgment, writ, decree or injunction issued by any court, agency or other Governmental Authority.

“Outside Date” means October 15, 2023.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Authority.

“True-Up Date” means the date that is eighteen (18) months from the Closing Date.

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ARTICLE 7. Miscellaneous

Section 7.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party shall assign its rights under this Agreement without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld.

Section 7.2. Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intend to or shall be construed to confer upon any other Person any legal or equitable right, benefit, remedy or claim of any nature whatsoever by reason of this Agreement.

Section 7.3. Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction other than the State of Delaware.

Section 7.4. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.

Section 7.5. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all oral agreements and understandings and all written agreements prior to the date hereof between or on behalf of the Parties with respect to the subject matter hereof, including but not limited to the Original Agreement.

Section 7.6. Amendments and Waivers. This Agreement may be amended only by a writing signed by each of the Parties, and any amendment shall be effective only to the extent specifically set forth in that writing. Either Party may waive in writing the benefit of any provision of this Agreement with respect to itself for any purpose.

Section 7.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. At the closing of the Contribution, signature pages of counterparts may be exchanged by electronic transmittal of scanned images thereof, in each case subject to appropriate customary confirmations in respect thereof by the signatory for the Party providing a scanned image and that Party’s counsel.

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Section 7.8. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid, or by reputable overnight courier service, or by electronic mail with acknowledgment of receipt of complete transmission further confirmed by a copy sent by reputable overnight courier service. Any notice or other communication so given shall be validly given hereunder upon receipt if delivered by hand, upon receipt if sent by registered or certified mail or by overnight courier service, and upon return receipt if sent by electronic mail to the addresses set forth below or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

If to Participant, to:

Ocean Biomedical, Inc.

5 Claverick Street – Room 325

Providence, Rhode Island, 02903

Email: ckathuria@oceanbiomedical.com

Attention: Dr. Chirinjeev Kathuria

with a copy (which will not constitute notice to Participant) to:

Dykema Gossett PLLC

111 E. Kilbourn Ave. – Suite 1050

Milwaukee, WI 53202

Facsimile: 866-945-9792

Email: KBechen@dykema.com

Attention: Kate Bechen, Esq.

If to JV Company, to:

Virion Therapeutics, LLC

C/O B+Labs, Cira Centre

2929 Arch Street - Suite 1800

Philadelphia, PA 19104

Mobile: 1-415-806-4501

Email: scurrie@viriontx.com

Attention: Dr. Sue Currie

with a copy (which will not constitute notice to JV Company) to:

BAKERHOSTETLER

1050 Connecticut Ave NW - Suite 1100

Washington, DC 20036-5403

Email: jpenman@bakerlaw.com

Attention: Janis Penman, Esq.

If to Poseidon, to:

POSEIDON BIO, LLC

19W060 Avenue Latour

Oak Brook, IL 60523

Email: ChirinjeevKathuria@gmail.com

Attention: Dr. Chirinjeev Kathuria

Rejection or other refusal to accept or the inability for delivery to be affected because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PARTICIPANT:

OCEAN BIOMEDICAL, INC.

By:	/s/ Elizabeth Ng
Elizabeth Ng, Chief Executive Officer

JV COMPANY:

VIRION THERAPEUTICS, LLC

By:	/s/ Andrew D. Luber
Dr. Andrew D. Luber, Chief Executive Officer

POSEIDON:

POSEIDON BIO, LLC

By:	/s/ Chirinjeev Kathuria
Dr. Chirinjeev Kathuria, Manager

[Signature Page to Amended and Restated Contribution Agreement]

Exhibit A

Second Amended and Restated Limited Liability Company Operating Agreement

(see attached)

Exhibit B

Trading Restrictions

In addition to restrictions imposed by law and otherwise as set forth in the Definitive Agreement, beginning on the date at which the S-1 Registration Statement described in the Agreement is declared effective and continuing for the six months following such date (the “Leak Out Period”), JV Company shall have the right to effect open market sales of its Contribution Shares in an aggregate amount not to exceed the Total Monthly Volume per month, or the Total Weekly Volume per week.

For purposes of this Exhibit B, “Total Weekly Volume” and “Total Monthly Volume” shall mean 15% of the average weekly or monthly, as the case may be, trading volume on the national securities exchange or as reported through the automated quotation system of a registered securities association, on which Participant’s Common Stock trades; in each case measured from the trading day immediately prior to JV Company’s open market sales, as calculated by adding the daily trading volume of Participant’s common stock for the day(s) of that calendar month or week prior to the open market sale. Leak-out share amounts that may be sold are not cumulative. If the JV Company waives its rights at any time during any applicable week or month of the Leak-Out Period the calculated leak-out share amounts that may be sold for those periods shall not accrue and not add to leak-out share amounts that may be sold in a future weekly or monthly period or periods.

So long as such sales are made in compliance with the requirements of this Exhibit B, any Contribution Shares sold in the public market by JV Company shall thereafter not be subject to the leak-out restrictions on sale contained in this Exhibit B.

Any attempted or purported sale or other transfer of any Contribution Shares by the JV Company in violation or contravention of the terms of this Exhibit B shall be null and void ab initio. Participant shall instruct its transfer agent to reject and refuse to transfer on its books any Contribution Shares that may have been attempted to be sold or otherwise transferred in violation or contravention of any of the provisions of this Exhibit B and shall not recognize any person or entity. All Contribution Shares now or hereafter owned by JV Company, except any shares purchased in open market transactions by JV Company shall be subject to the provisions of this Exhibit B and any certificates representing the Contribution Shares shall bear the legend, set forth below, noting the contractual restrictions on transfer imposed under this Exhibit B.

The JV Company hereby authorizes any and all brokers, for all accounts holding the Contribution Shares, to provide directly to Participant, immediately upon Participant’s request, a copy of all account statements showing the Contribution Shares and all trading activity in the Contribution Shares during the Leak-out Period.

All offers and sales of the Contribution Shares by JV Company shall be made and effected in a transaction registered under the Securities Act, or otherwise in a transaction exempt from the registration requirements of the Securities Act.

Legend:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN “LEAK OUT” RESTRICTIONS SET FORTH IN EXHIBIT B TO THE AMENDED AND RESTATED CONTRIBUTION AGREEMENT DATED OCTOBER 11, 2023 BETWEEN THE ISSUER AND THE STOCKHOLDER LISTED ON THE FACE HEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE APPLICABLE TERMS OF SUCH AGREEMENT.